UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ROFIN-SINAR TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

SilverArrow Capital Advisors LLP

SilverArrow Capital Holding Ltd.

SAC Jupiter Holding Ltd.

Pluto Fund Limited

Thomas Limberger

Robert Schimanko

Jordan Kovler

Gebhard Rainer

Abdullah Saleh A. Kamel

Osama H. Al Sayed

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 14, 2016, SilverArrow Capital Advisors LLP (“SilverArrow”), for and on its own behalf, and on behalf of the other Participants (as defined below), issued a letter to the stockholders of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”), as well as a press release, to highlight what SilverArrow believes to be the Company’s recent misleading statements regarding the ISS and Glass Lewis reports, and to urge the stockholders of the Company to vote for SilverArrow’s three director nominees and other corporate governance proposals at the Company’s 2016 Annual Meeting.

The letter to the stockholders and the accompanying press release, each dated March 14, 2016, read as follows:

SILVERARROW: DON’T LET THE ROFIN BOARD STEAL THIS ELECTION THROUGH DECEPTION AND LAST MINUTE GOVERNANCE CONCESSIONS

ISS and Glass Lewis Reject the Full Slate of Rofin Nominees; Recommend Vote on SilverArrow Green Proxy Card

London, March 14, 2016 - SilverArrow Capital Advisors LLP, the beneficial owner of approximately 9.8% of the shares of Rofin-Sinar Technologies Inc. (NASDAQ: RSTI) today sent a letter to Rofin stockholders. A copy of the letter follows:

DON’T LET THE ROFIN BOARD STEAL THIS ELECTION THROUGH DECEPTION AND LAST MINUTE GOVERNANCE CONCESSIONS

Dear Fellow Stockholder:

In its press release dated March 7, 2016, the Chairman of the Rofin-Sinar Technologies Inc. Board of Directors made this misleading statement with the intent to deceive you: “ISS and Glass Lewis . . . have now rejected SilverArrow’s full slate of nominees.” In fact, both ISS and Glass Lewis have rejected Rofin’s full slate! Both ISS and Glass Lewis recommend that Rofin stockholders vote on the GREEN proxy card for SilverArrow nominee Gebhard Rainer and all SilverArrow governance proposals. ISS and Glass Lewis agree with SilverArrow: DO NOT VOTE FOR ROFIN NOMINEES DANIEL SMOKE, CARL BAASEL AND GARY WILLIS. SilverArrow believes a vote for even one of the Rofin directors is an endorsement of the status quo.

THE ONLY WAY TO ENSURE THE ROFIN NOMINEES ARE NOT ELECTED IS TO VOTE FOR ALL HIGHLY QUALIFIED SILVERARROW NOMINEES ON THE GREEN PROXY CARD

We spent over five years researching and conducting due diligence on a number of companies in the laser industry before investing substantial resources in time, energy and funds into our investment in Rofin. We believe the stock is significantly undervalued. Our research indicates the industry is on the verge of consolidation and we believe the impact of our board representation will unlock the value of Rofin.

We believe the experience of SilverArrow nominee Thomas Limberger, whom the German newspaper Handelsblatt called “the Jack Welch of the Alps”, will drive the operational excellence program that is highlighted in our presentation, which may be found at www.fixrofin.com. While in CEO positions in the energy, medical, aerospace and semiconductor industries during the past 16 years, Mr. Limberger has developed a deep understanding of industrial laser applications, supply chain and customer base. Mr. Limberger would bring much needed CEO experience to Board, as well as executive level experience in finance, operations and sales.  SilverArrow nominee Jordan Kovler will be responsible for driving the governance mandate and ensuring that the company has effective modern governance practices, which we believe is essential in unlocking the value of Rofin. The board needs his energy, drive and commitment to implement the change required.

SilverArrow has one objective: unlock the value of Rofin which had been diminishing over the past several years. We are stockholders just like you, and we have no other agenda other than ensuring optimum stockholder value.

ROFIN’S LAST MINUTE CONCESSION TO SILVERARROW’S GOVERNANCE DEMANDS, AFTER INITIALLY CALLING THEM “UNREASONABLE”, SHOWS THE BOARD IS OUT OF TOUCH WITH STOCKHOLDERS

Today, three days before the annual meeting, Rofin announced that it would submit at its 2017 annual meeting binding proposals to make all of the governance changes demanded by SilverArrow, and that the Rofin Board would recommend voting for these changes. Although this is a good outcome for stockholders, we remind you that the Rofin Board initially did NOT recommend voting for these governance changes. When we demanded these governance changes in January in the context of settlement discussions, Rofin’s Board publicly ended settlement discussions and called our demands “unreasonable” (See Rofin Press Release, January 5, 2016 “Company Disappointed by SilverArrow Capital’s Outright Rejection of Rofin’s Settlement Offer and Unreasonable “Take-it-or-Leave-it” Counteroffer”). We believe that if the Rofin Board engaged in any sort of stockholder engagement prior to our proxy contest, they would have realized that these governance changes are absolutely necessary. We believe that the long-tenured, entrenched Rofin Board has neglected its stockholders and allowed itself to be out of touch with stockholder interests. IT IS TIME FOR CHANGE!

ISS AND GLASS LEWIS AGREE WITH SILVERARROW: DO NOT VOTE FOR ANY ROFIN NOMINEE

DANIEL SMOKE (13 YEARS ON THE BOARD) CONTINUED AS AUDIT COMMITTEE CHAIR

DESPITE SERIOUS ALLEGATIONS OF ACCOUNTING FRAUD

Mr. Daniel Smoke has served on the Board 13 years.  Mr. Smoke, the Company’s Audit Committee Chairman and its audit committee financial expert, was a named defendant in a multiyear court case related to improper activities in his last job as CFO of JAC Holding Enterprises, Inc.  This is not an ordinary course post-acquisition lawsuit against a management team, but a case built around Mr. Smoke’s alleged fraud. In a 2014 court order, the Judge summarized the case as follows (emphasis added):

Smoke was the CFO of JAC until he was fired on December 21, 2010. It is reasonable to infer that as an officer and employee of JAC, he stood to gain from the misrepresentations by preserving his own salary and position. The complaint also alleges that when he was dismissed, Smoke deleted thousands of email messages between himself and other defendants, in order to conceal their communications relating to the fraudulent scheme. Moreover, Smoke allegedly instructed JAC employees to “manufacture earnings” by using the laundry list of sketchy accounting techniques detailed in the complaint and by omitting a host of negative elements from the financial records provided to the buyers. [The plaintiff] charges that Smoke was involved in and personally carried out every one of the specific incidents of concealment and misrepresentation detailed in the complaint . . . .”

The case was settled soon after we announced our intention to replace Mr. Smoke as a director.  We find the allegations in the case to be troubling, and Mr. Smoke’s continued service as the Audit Committee Chair overseeing the Rofin financial reporting function in light of the allegations is highly questionable. As we have shown in our previous communication, we simply cannot have what we believe are weak controls and questionable practices from the head of the Audit Committee. With the “tone at the top” set by Mr. Smoke, we are not surprised that we continue to discover serious problems with Rofin, including embezzlement, related party transactions and what we believe to be questionable financial reporting.

CARL BAASEL (20 YEARS ON THE BOARD) HAS RECEIVED OVER US$ 11 MILLION IN PAYMENTS FROM THE COMPANY SINCE 2000

Mr. Carl Baasel has served on the Board for 20 years.  During that period, Mr. Baasel has not been able to meaningfully contribute by serving on key Board committees because he is not independent. The Company’s proxy statement for the 2016 Annual Meeting disclosed that the Company paid Mr. Carl Baasel approximately US$ 735,000, US$ 883,000 and US$ 846,000 during fiscal years 2015, 2014, and 2013, respectively, in rent for a facility he partially owns in Starnberg, Germany.  In 2015, these rent payments were greater than the cash compensation paid to Rofin’s CEO and CFO combined. These payments have amounted to almost US$ 11 million since 2000. We believe Mr. Baasel’s interests are not aligned with other stockholders, as he stood to gain economically each year this arrangement continued.  In addition, Mr. Baasel sold a significant portion of his holdings of Rofin stock in November and December 2015. We believe these sales indicate that Mr. Baasel, who as a Board member is in the best position to judge, does not believe in the Rofin turnaround that the Board has been touting in this proxy solicitation.

GARY WILLIS (20 YEARS ON THE BOARD) HAS BEEN RETIRED FOR OVER 15 YEARS AND DOES NOT HAVE THE SKILLS TO OVERSEE A TURNAROUND AT ROFIN

Mr. Gary Willis has served for 20 years on the Board.  Mr. Willis has been retired since 2000.  Mr. Willis has also served on numerous boards with Mr. Stephen Fantone (Chair of the Nominating Committee) and we believe his independence has been compromised.  We do not believe Mr. Willis has the recent experience or the perspective to oversee the changes needed at Rofin.

ISS AND GLASS LEWIS QUESTION THE EFFECTIVENESS OF THE ROFIN NOMINEES

In reaching their recommendation that Rofin stockholders should vote on SilverArrow’s GREEN proxy card, ISS and Glass Lewis agree that change is needed on the long-tenured Rofin Board (emphasis added).

Glass Lewis: “the longer the period of service, the more likely it is that that independence, and possibly also the contribution, of a director will be blunted. In this case, given the Company’s poor long-term financial performance, we believe that there is cause to question not only whether the Management Nominees are the appropriate individuals to continue guiding the Company, but also whether the skillsets of such nominees remain relevant in today’s business and market environment. . . this board may be more interested in self-preservation and entrenchment as opposed to enacting truly meaningful reforms to empower shareholders.”

ISS: “The long tenure of the board, which encompasses a long period of underperformance and a steady deterioration of the company’s market share that appears to have begun more than seven years ago, underscores the question of whether the current board will be able to drive improvements at an appropriate pace. So too does its sluggishness in improving the company’s governance provisions to increase accountability to shareholders.”

We believe this Board has no credibility, given its continuous slander of its largest shareholder and its insistence that they are on the right path despite all financial indicators revealing otherwise. We believe anything short of a vote for all SilverArrow nominees would lead to further performance below industry peers, further decline in Rofin stockholder value and more of the same weaknesses which have come to define this entrenched Board. We believe this weak and entrenched Board is fighting the status quo to their own financial benefits, and to the detriment of stockholder value.

WE URGE ALL STOCKHOLDERS TO ELECT OUR DIRECTOR NOMINEES AND VOTE FOR OUR STOCKHOLDER PROPOSALS ON THE ENCLOSED GREEN PROXY CARD TODAY

Vote for much needed change at Rofin by signing, dating and returning the GREEN proxy card. Or you may vote by telephone or internet if you own stock through a bank or broker. We urge stockholders to discard any proxy materials you receive from the Company and to vote only the GREEN proxy card. If you vote on the Company’s white proxy card, you will be disenfranchised from voting on certain proposals, as the Board has chosen not to include two of our stockholder proposals on their proxy card. If you wish to vote on our advisory proposal to permit stockholders holding 15% or more of the outstanding shares of common stock to call a special meeting of stockholders and our advisory proposal to permit stockholders to act by written consent, you can only do so by voting on the enclosed GREEN proxy card.

If you have already voted the proxy card provided by Rofin, you have every right to change your vote by executing the enclosed GREEN proxy card - only the latest dated proxy card returned will be counted.

Your vote is very important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call our proxy solicitors D.F. King & Co., Inc., which is assisting us, toll-free at (866) 796-7186, call collect at (212) 269-5550 or email fixrofin@dfking.com.

Thank you for your support.

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger, Jordan Kovler, Gebhard Rainer, Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors has filed a definitive proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the 2016 Proxy Statement.

SilverArrow Advisors intends to mail its definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Cautionary Statement Regarding Forward-Looking Statements

This letter, and our proxy statement and other communications, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, expectations of Rofin’s long-term financial prospects, margin and cash flow expansion, and SilverArrow’s strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward- looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Rofin’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Rofin’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on Rofin’s sales and profitability; the ability of Rofin’s OEM customers to incorporate its laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of Rofin’s operations are located in non-US countries; the level of competition and Rofin’s ability to compete in the markets for its products; Rofin’s ability to develop new and enhanced products to meet market demand or to adequately utilize existing technology; third party infringement of Rofin’s proprietary technology or third party claims against Rofin for the infringement or misappropriation of proprietary rights; the scope of patent protection that Rofin is able to obtain or maintain; competing technologies that are similar to or that serve the same uses as Rofin’s technology; Rofin’s ability to efficiently manage the risks associated with its international operations; risks associated with recent changes in Rofin’s senior management personnel; any adverse impact to Rofin resulting from the announcement or implementation of SilverArrow’s Operational Excellence Program; the worldwide economic environment, including specifically but not limited to in Asia; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rofin’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SILVERARROW: DON’T LET THE ROFIN BOARD STEAL THIS ELECTION THROUGH DECEPTION AND LAST MINUTE GOVERNANCE CONCESSIONS

ISS and Glass Lewis Reject the Full Slate of Rofin Nominees; Recommend Vote on SilverArrow Green Proxy Card

DON’T LET THE ROFIN BOARD STEAL THIS ELECTION THROUGH DECEPTION AND LAST MINUTE GOVERNANCE CONCESSIONS

Dear Fellow Stockholder:

In its press release dated March 7, 2016, the Chairman of the Rofin-Sinar Technologies Inc. Board of Directors made this misleading statement with the intent to deceive you: “ISS and Glass Lewis . . . have now rejected SilverArrow’s full slate of nominees.” In fact, both ISS and Glass Lewis have rejected Rofin’s full slate! Both ISS and Glass Lewis recommend that Rofin stockholders vote on the GREEN proxy card for SilverArrow nominee Gebhard Rainer and all SilverArrow governance proposals. ISS and Glass Lewis agree with SilverArrow: DO NOT VOTE FOR ROFIN NOMINEES DANIEL SMOKE, CARL BAASEL AND GARY WILLIS. SilverArrow believes a vote for even one of the Rofin directors is an endorsement of the status quo.

THE ONLY WAY TO ENSURE THE ROFIN NOMINEES ARE NOT ELECTED IS TO VOTE FOR ALL HIGHLY QUALIFIED SILVERARROW NOMINEES ON THE GREEN PROXY CARD

We spent over five years researching and conducting due diligence on a number of companies in the laser industry before investing substantial resources in time, energy and funds into our investment in Rofin. We believe the stock is significantly undervalued. Our research indicates the industry is on the verge of consolidation and we believe the impact of our board representation will unlock the value of Rofin.

We believe the experience of SilverArrow nominee Thomas Limberger, whom the German newspaper Handelsblatt called “the Jack Welch of the Alps”, will drive the operational excellence program that is highlighted in our presentation, which may be found at www.fixrofin.com. While in CEO positions in the energy, medical, aerospace and semiconductor industries during the past 16 years, Mr. Limberger has developed a deep understanding of industrial laser applications, supply chain and customer base. Mr. Limberger would bring much needed CEO experience to Board, as well as executive level experience in finance, operations and sales.  SilverArrow nominee Jordan Kovler will be responsible for driving the governance mandate and ensuring that the company has effective modern governance practices, which we believe is essential in unlocking the value of Rofin. The board needs his energy, drive and commitment to implement the change required.

SilverArrow has one objective: unlock the value of Rofin which had been diminishing over the past several years. We are stockholders just like you, and we have no other agenda other than ensuring optimum stockholder value.

ROFIN’S LAST MINUTE CONCESSION TO SILVERARROW’S GOVERNANCE DEMANDS, AFTER INITIALLY CALLING THEM “UNREASONABLE”, SHOWS THE BOARD IS OUT OF TOUCH WITH STOCKHOLDERS

Today, three days before the annual meeting, Rofin announced that it would submit at its 2017 annual meeting binding proposals to make all of the governance changes demanded by SilverArrow, and that the Rofin Board would recommend voting for these changes. Although this is a good outcome for stockholders, we remind you that the Rofin Board initially did NOT recommend voting for these governance changes. When we demanded these governance changes in January in the context of settlement discussions, Rofin’s Board publicly ended settlement discussions and called our demands “unreasonable” (See Rofin Press Release, January 5, 2016 “Company Disappointed by SilverArrow Capital’s Outright Rejection of Rofin’s Settlement Offer and Unreasonable “Take-it-or-Leave-it” Counteroffer”). We believe that if the Rofin Board engaged in any sort of stockholder engagement prior to our proxy contest, they would have realized that these governance changes are absolutely necessary. We believe that the long-tenured, entrenched Rofin Board has neglected its stockholders and allowed itself to be out of touch with stockholder interests. IT IS TIME FOR CHANGE!

ISS AND GLASS LEWIS AGREE WITH SILVERARROW: DO NOT VOTE FOR ANY ROFIN NOMINEE

DANIEL SMOKE (13 YEARS ON THE BOARD) CONTINUED AS AUDIT COMMITTEE CHAIR

DESPITE SERIOUS ALLEGATIONS OF ACCOUNTING FRAUD

Mr. Daniel Smoke has served on the Board 13 years.  Mr. Smoke, the Company’s Audit Committee Chairman and its audit committee financial expert, was a named defendant in a multiyear court case related to improper activities in his last job as CFO of JAC Holding Enterprises, Inc.  This is not an ordinary course post-acquisition lawsuit against a management team, but a case built around Mr. Smoke’s alleged fraud. In a 2014 court order, the Judge summarized the case as follows (emphasis added):

Smoke was the CFO of JAC until he was fired on December 21, 2010. It is reasonable to infer that as an officer and employee of JAC, he stood to gain from the misrepresentations by preserving his own salary and position. The complaint also alleges that when he was dismissed, Smoke deleted thousands of email messages between himself and other defendants, in order to conceal their communications relating to the fraudulent scheme. Moreover, Smoke allegedly instructed JAC employees to “manufacture earnings” by using the laundry list of sketchy accounting techniques detailed in the complaint and by omitting a host of negative elements from the financial records provided to the buyers. [The plaintiff] charges that Smoke was involved in and personally carried out every one of the specific incidents of concealment and misrepresentation detailed in the complaint . . . .”

The case was settled soon after we announced our intention to replace Mr. Smoke as a director.  We find the allegations in the case to be troubling, and Mr. Smoke’s continued service as the Audit Committee Chair overseeing the Rofin financial reporting function in light of the allegations is highly questionable. As we have shown in our previous communication, we simply cannot have what we believe are weak controls and questionable practices from the head of the Audit Committee. With the “tone at the top” set by Mr. Smoke, we are not surprised that we continue to discover serious problems with Rofin, including embezzlement, related party transactions and what we believe to be questionable financial reporting.

CARL BAASEL (20 YEARS ON THE BOARD) HAS RECEIVED OVER US$ 11 MILLION IN PAYMENTS FROM THE COMPANY SINCE 2000

Mr. Carl Baasel has served on the Board for 20 years.  During that period, Mr. Baasel has not been able to meaningfully contribute by serving on key Board committees because he is not independent. The Company’s proxy statement for the 2016 Annual Meeting disclosed that the Company paid Mr. Carl Baasel approximately US$ 735,000, US$ 883,000 and US$ 846,000 during fiscal years 2015, 2014, and 2013, respectively, in rent for a facility he partially owns in Starnberg, Germany.  In 2015, these rent payments were greater than the cash compensation paid to Rofin’s CEO and CFO combined. These payments have amounted to almost US$ 11 million since 2000. We believe Mr. Baasel’s interests are not aligned with other stockholders, as he stood to gain economically each year this arrangement continued.  In addition, Mr. Baasel sold a significant portion of his holdings of Rofin stock in November and December 2015. We believe these sales indicate that Mr. Baasel, who as a Board member is in the best position to judge, does not believe in the Rofin turnaround that the Board has been touting in this proxy solicitation.

GARY WILLIS (20 YEARS ON THE BOARD) HAS BEEN RETIRED FOR OVER 15 YEARS AND DOES NOT HAVE THE SKILLS TO OVERSEE A TURNAROUND AT ROFIN

Mr. Gary Willis has served for 20 years on the Board.  Mr. Willis has been retired since 2000.  Mr. Willis has also served on numerous boards with Mr. Stephen Fantone (Chair of the Nominating Committee) and we believe his independence has been compromised.  We do not believe Mr. Willis has the recent experience or the perspective to oversee the changes needed at Rofin.

ISS AND GLASS LEWIS QUESTION THE EFFECTIVENESS OF THE ROFIN NOMINEES

In reaching their recommendation that Rofin stockholders should vote on SilverArrow’s GREEN proxy card, ISS and Glass Lewis agree that change is needed on the long-tenured Rofin Board (emphasis added).

Glass Lewis: “the longer the period of service, the more likely it is that that independence, and possibly also the contribution, of a director will be blunted. In this case, given the Company’s poor long-term financial performance, we believe that there is cause to question not only whether the Management Nominees are the appropriate individuals to continue guiding the Company, but also whether the skillsets of such nominees remain relevant in today’s business and market environment. . . this board may be more interested in self-preservation and entrenchment as opposed to enacting truly meaningful reforms to empower shareholders.”

ISS: “The long tenure of the board, which encompasses a long period of underperformance and a steady deterioration of the company’s market share that appears to have begun more than seven years ago, underscores the question of whether the current board will be able to drive improvements at an appropriate pace. So too does its sluggishness in improving the company’s governance provisions to increase accountability to shareholders.”

We believe this Board has no credibility, given its continuous slander of its largest shareholder and its insistence that they are on the right path despite all financial indicators revealing otherwise. We believe anything short of a vote for all SilverArrow nominees would lead to further performance below industry peers, further decline in Rofin stockholder value and more of the same weaknesses which have come to define this entrenched Board. We believe this weak and entrenched Board is fighting the status quo to their own financial benefits, and to the detriment of stockholder value.

WE URGE ALL STOCKHOLDERS TO ELECT OUR DIRECTOR NOMINEES AND VOTE FOR OUR STOCKHOLDER PROPOSALS ON THE ENCLOSED GREEN PROXY CARD TODAY

Vote for much needed change at Rofin by signing, dating and returning the GREEN proxy card. Or you may vote by telephone or internet if you own stock through a bank or broker. We urge stockholders to discard any proxy materials you receive from the Company and to vote only the GREEN proxy card. If you vote on the Company’s white proxy card, you will be disenfranchised from voting on certain proposals, as the Board has chosen not to include two of our stockholder proposals on their proxy card. If you wish to vote on our advisory proposal to permit stockholders holding 15% or more of the outstanding shares of common stock to call a special meeting of stockholders and our advisory proposal to permit stockholders to act by written consent, you can only do so by voting on the enclosed GREEN proxy card.

If you have already voted the proxy card provided by Rofin, you have every right to change your vote by executing the enclosed GREEN proxy card - only the latest dated proxy card returned will be counted.

Your vote is very important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call our proxy solicitors D.F. King & Co., Inc., which is assisting us, toll-free at (866) 796-7186, call collect at (212) 269-5550 or email fixrofin@dfking.com.

Thank you for your support.

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger, Jordan Kovler, Gebhard Rainer, Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors has filed a definitive proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the 2016 Proxy Statement.

SilverArrow Advisors intends to mail its definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Cautionary Statement Regarding Forward-Looking Statements

This letter, and our proxy statement and other communications, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, expectations of Rofin’s long-term financial prospects, margin and cash flow expansion, and SilverArrow’s strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward- looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Rofin’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Rofin’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on Rofin’s sales and profitability; the ability of Rofin’s OEM customers to incorporate its laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of Rofin’s operations are located in non-US countries; the level of competition and Rofin’s ability to compete in the markets for its products; Rofin’s ability to develop new and enhanced products to meet market demand or to adequately utilize existing technology; third party infringement of Rofin’s proprietary technology or third party claims against Rofin for the infringement or misappropriation of proprietary rights; the scope of patent protection that Rofin is able to obtain or maintain; competing technologies that are similar to or that serve the same uses as Rofin’s technology; Rofin’s ability to efficiently manage the risks associated with its international operations; risks associated with recent changes in Rofin’s senior management personnel; any adverse impact to Rofin resulting from the announcement or implementation of SilverArrow’s Operational Excellence Program; the worldwide economic environment, including specifically but not limited to in Asia; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rofin’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

SilverArrow Advisors and the other Participants (as defined below) have filed a definitive proxy statement in connection with the Company’s Annual Meeting with the Securities and Exchange Commission (the “SEC”) and an accompanying proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the Annual Meeting.

The Participants in the proxy solicitation are SilverArrow Capital Advisors LLP,  SilverArrow Capital Holding Ltd., SAC Jupiter Holding Ltd., Pluto Fund Limited, Abdullah Saleh A. Kamel, Osama H. Al Sayed, Thomas Limberger, Jordan Kovler, Gebhard Rainer and Robert Schimanko (collectively, the “Participants”).